EXHIBIT (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A of our report dated October 27, 2000, except as to the stock split which is as of November 10, 2000, relating to the financial statements and financial highlights of the Eaton Vance Worldwide Health Sciences Fund (the "Fund") which appears in the Statement of Additional Information of the Fund dated January 1, 2001, and to the incorporation by reference of our report dated October 27, 2000, relating to the financial statements and supplementary data of the Worldwide Health Sciences Portfolio, which appears in the August 31, 2000 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of the Fund dated January 1, 2001 and under the heading "Other Service Providers" in the Statement of Additional Information of the Fund dated January 1, 2001 which are incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
January 17, 2001